As filed with the Securities and Exchange Commission on July 3, 2003
                                                   Registration No. 333-54662
================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                               ------------------
                            Retail HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

         Delaware                     6211                    13-5674085
     (State or other            (Primary Standard          (I.R.S. Employer
     jurisdiction of       Industrial Classification        Identification
    incorporation or              Code Number)                  Number)
      organization)
                              --------------------
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            -----------------------

                                   Copies to:

              Judith Witterschein, Esq.                   Andrew B. Janszky, Esq.
                 Corporate Secretary                      Shearman & Sterling LLP
 Merrill Lynch, Pierce, Fenner & Smith Incorporated         599 Lexington Avenue
                  250 Vesey Street                        New York, New York 10022
              New York, New York 10281                         (212) 848-4000
                   (212) 449-1000
(Name, address, including zip code, and telephone number,
     including area code, of agent for service)


          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
================================================================================

PROSPECTUS

                       [HOLDRS RETAIL LOGO GRAPHIC OMITTED]

                        1,000,000,000 Depositary Receipts
                              Retail HOLDRSSM Trust

          The Retail HOLDRSSM Trust issues Depositary Receipts called Retail HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, sell retail merchandise to consumers through traditional retail stores, the Internet, mail order catalogs and other outlets. The Bank of New York is the trustee. You only may acquire, hold or transfer Retail HOLDRS in a round-lot amount of 100 Retail HOLDRS or round-lot multiples. Retail HOLDRS are separate from the underlying common stocks that are represented by the Retail HOLDRS. For a list of the names and the number of shares of the companies that make up a Retail HOLDR, see "Highlights of Retail HOLDRS--The Retail HOLDRS" starting on page 9. The trust will issue the additional Retail HOLDRS on a continuous basis.

          Investing in Retail HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

          Retail HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Retail HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

          The Retail HOLDRS are listed on the American Stock Exchange under the symbol "RTH". On July 1, 2003, the last reported sale price of the Retail HOLDRS on the American Stock Exchange was $81.48.

                             ----------------------


          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 3, 2003.

     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                            Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY........................................................................3
RISK FACTORS...................................................................4
HIGHLIGHTS OF RETAIL HOLDRS....................................................9
THE TRUST.....................................................................16
DESCRIPTION OF RETAIL HOLDRS..................................................16
DESCRIPTION OF THE UNDERLYING SECURITIES......................................17
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT.................................19
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................23
ERISA CONSIDERATIONS..........................................................26
PLAN OF DISTRIBUTION..........................................................26
LEGAL MATTERS.................................................................27
WHERE YOU CAN FIND MORE INFORMATION...........................................27

                             ----------------------


          This prospectus contains information you should consider when making your investment decision. With respect to information about Retail HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Retail HOLDRS in any jurisdiction where the offer or sale is not permitted.

          The Retail HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Retail HOLDRS or of the underlying securities through an investment in the Retail HOLDRS.

                                     SUMMARY

          The Retail HOLDRS Trust was formed under the depositary trust agreement, dated as of March 12, 2001, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Retail HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

          The trust currently holds shares of common stock issued by a group of specified companies that, at the time of the initial offering, among other things, sold retail merchandise to consumers through traditional retail stores, the Internet, mail order catalogs and other outlets. The number of shares of each company's common stock held by the trust with respect to each round-lot of Retail HOLDRS is specified under "Highlights of Retail HOLDRS--The Retail HOLDRS." This group of common stocks and the securities of any company that may be added to the Retail HOLDRS are collectively referred to in this prospectus as the securities or the underlying securities. There are currently 20 companies included in the Retail HOLDRS, which may change as a result of reconstitution events, distributions of securities by the underlying issuers or other events. The Retail HOLDRS are separate from the underlying common stocks that are represented by the Retail HOLDRS. On July 1, 2003, there were 4,914,500 Retail HOLDRS outstanding.

                                  RISK FACTORS

          An investment in Retail HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Retail HOLDRS, including the risks associated with concentrated investments in the retailing industry.

General Risk Factors

    o Loss of investment. Because the value of Retail HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Retail HOLDRS if the underlying securities decline in value.

    o Discount trading price. Retail HOLDRS may trade at a discount to the aggregate value of the underlying securities.

    o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Retail HOLDRS or other corporate events, such as mergers, a Retail HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Retail HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

    o Not necessarily representative of the retailing industry. At the time of the initial offering, the companies included in Retail HOLDRS were generally considered to be involved in various aspects of the retailing industry. However, the market price of the underlying securities and the Retail HOLDRS may not necessarily follow the price movements of the entire retailing industry generally. If the underlying securities decline in value, your investment in the Retail HOLDRS will decline in value even if the market price of the securities of companies in the retailing industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Retail HOLDRS may not be involved in the retailing industry. In this case, the Retail HOLDRS may no longer consist of securities issued only by companies involved in the retailing industry.

    o Not necessarily comprised of solely retail companies. As a result of distributions of securities by companies included in the Retail HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Retail HOLDRS and that are not involved in the retail industry may be included in the Retail HOLDRS. The securities of a new company will only be distributed from the Retail HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Retail HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Retail HOLDRS provides no assurance that each new company included in the Retail HOLDRS will be involved in the retail industry. Currently, the underlying securities included in the Retail HOLDRS are represented in the consumer discretionary and consumer staples GICS sectors. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Retail HOLDRS yet not be involved in the retail industry. In addition the GICS sector classifications of securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Retail HOLDRS, which may also result in the inclusion in the Retail HOLDRS of the securities of a new company that is not involved in the retail industry.

    o No investigation of underlying securities. The underlying securities initially included in the Retail HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the retailing industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Retail HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

    o Loss of Diversification. As a result of industry developments, reorganizations, or market fluctuations affecting the issuers of the underlying securities, Retail HOLDRS may not necessarily continue to be a diversified investment in the retailing industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution or securities from, or the inclusion of additional securities in, Retail HOLDRS may reduce diversification. Retail HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

    o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Retail HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Retail HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Retail HOLDRS will involve payment of a cancellation fee to the trustee.

    o Trading halts. Trading in Retail HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Retail HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Retail HOLDRS, you will not be able to trade Retail HOLDRS and you will only be able to trade the underlying securities if you cancel your Retail HOLDRS and receive each of the underlying securities.

    o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Retail HOLDRS. If the Retail HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Retail HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Retail HOLDRS are delisted. There are currently 20 companies whose securities are included in the Retail HOLDRS.

    o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Retail HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking and other activities, and may provide services to issuers of the underlying securities in connection with its business.

    o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Retail HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Retailing Industry

    o Retail companies operate in a highly competitive industry and face intense price competition. The retailing industry is highly competitive with numerous industry participants. The companies included in the Retail HOLDRS compete with general merchandise, apparel and household merchandise retailers, Internet retailers, discount retailers, television direct marketers and mail-order catalog retailers. Some of the principal factors which retail companies must address to remain competitive include:

             o     merchandise selection and quality;

             o     brand recognition;

             o     price;

             o     convenience;

             o     Customer service; and

             o     timely product delivery.

    o Retail companies may also face increased pricing pressure as more retail outlets, especially electronic-commerce retailers and discount retailers, are established that are able to offer similar merchandise at reduced prices. If any of the companies included in the Retail HOLDRS fail to successfully compete and maintain customer satisfaction and market share, its stock price may decline and will negatively affect the market price of the Retail HOLDRS.

    o The companies in the Retail HOLDRS may be subject to seasonal and quarterly variations in the retailing industry. The apparel and general merchandise segments of the retailing industry have historically been subject to significant seasonal and quarterly variations. Many retailers derive a significant portion of their annual revenue during the months of November and December. In anticipation of increased sales activity during this period many retail companies incur significant additional expenses. If the demand during November and December is miscalculated, a retail company could have significant excess inventory, which would have an adverse affect on its financial performance. In addition, a significant shortfall in sales during November and December would have an adverse impact on the results of operations of a retail company. Any seasonal or quarterly fluctuations that a retail company reports may not match the expectations of market analysts and investors. This, along with any changes in the expectations of consumer demand, could cause the market price of the Retail HOLDRS to fluctuate significantly.

    o Retail companies' revenues may be adversely affected by general economic factors. General economic factors in the markets in which retail companies operate, many of which are beyond their control, may nevertheless materially adversely affect company forecasts and actual performance. These factors include:

             o     interest rates;

             o     difficulty in obtaining additional financing;

             o     recession;

             o     inflation and deflation;

             o     consumer credit availability and debt levels;

             o     tax rates and policy;

             o     unemployment trends; and

             o other matters that influence consumer confidence and spending.

          These factors may negatively affect consumer spending and confidence and result in reduced revenues for retail companies. As many of the companies included in the Retail HOLDRS are apparel and general merchandise retailers that rely on consumers' purchases of discretionary items for a significant portion of their sales, during periods where disposable income is lower or during periods of economic uncertainty, consumer purchases of these items may decline. As a result, retail companies may be more adversely affected by a cyclical downturn in the economy than other companies. In addition, increased volatility in financial markets may cause these factors to change with a greater degree of frequency and magnitude.

    o Companies whose securities are included in the Retail HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Retail HOLDRS. Companies whose securities are included in Retail HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Retail HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the retailing industry.

    o Other broad market and industry factors may decrease the stock price of retail stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of retailing stocks. Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These economic conditions could have a material adverse affect on retail sales and, as a result, the financial condition and results of operations of companies whose common stocks are included in Retail HOLDRS. The events of September 11, 2001, in New York and Washington, D.C., as well as the United States' war on terrorism, may have an unpredictable effect on economic conditions of companies whose common stocks are included in Retail HOLDRS. Companies whose common stocks are included in Retail HOLDRS results of operations and financial condition could be adversely impacted if those events and other related events cause further disruptions in the economy.

    o Many of the companies included in the Retail HOLDRS are dependent on third party suppliers and distribution systems. Many of the companies included in the Retail HOLDRS purchase merchandise both directly from brand owners and indirectly from retailers and third party suppliers. These companies may also be dependent upon suppliers for the products used for their own brand name merchandise. Reliance on third party suppliers subjects retail companies to risks of delivery delays, price increases and receipt of non-conforming or poor quality merchandise. The purchase of merchandise from parties other than the brand owners also increases the risk that a retail company could mistakenly purchase and sell non-authentic or damaged goods, which may expose them to liability. In addition, many of the companies in the Retail HOLDRS use third party distributors and transportation providers over which they have no control to deliver and transport their merchandise. If retail companies encounter problems with their suppliers or distributors, their reputation could be harmed and their operations and financial conditions could be adversely affected.

    o Unexpected changes in consumer trends can affect the business of retail companies. Consumer trends can change rapidly, and the retail business is sensitive to these changes. The consumer companies included in the Retail HOLDRS may not accurately anticipate shifts in consumer trends and adjust their merchandise mix to appeal to changing consumer tastes in a timely manner. If a company misjudges the market for its products or is unsuccessful in responding to changes in consumer trends or in market demand, the retail company could experience insufficient or excess inventory levels or higher markdowns, any of which would have a material adverse effect on its business, financial condition and results of operations and could adversely affect the price of the Retail HOLDRS.

    o Retail companies may be unable to protect their intellectual property rights and may be liable for infringing the intellectual property rights of others. Third parties may infringe or misappropriate the trademarks or other proprietary rights of the retail companies included in the Retail HOLDRS, which could have a material adverse effect on their business, results of operations or financial condition. Retail companies could also incur substantial costs in asserting and defending their intellectual property or proprietary rights. In addition, third parties may assert infringement claims against companies included in the Retail HOLDRS for infringement or misappropriation of their proprietary rights. These claims and any resulting litigation, if it occurs, could subject companies included in the Retail HOLDRS to significant liability for damages and may also result in limitations on the ability to use the intellectual property subject to the claim.

                           HIGHLIGHTS OF RETAIL HOLDRS

     This discussion highlights information regarding Retail HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Retail HOLDRS.

Issuer................................      Retail HOLDRS Trust.

The trust.............................      The Retail HOLDRS Trust was formed
                                            under the depositary trust
                                            agreement, dated as of March 12,
                                            2001 among The Bank of New York, as
                                            trustee, Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, other
                                            depositors and the owners of the
                                            Retail HOLDRS. The trust is not a
                                            registered investment company under
                                            the Investment Company Act of 1940.

Initial depositor.....................      Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated.

Trustee...............................      The Bank of New York, a New York
                                            state-chartered banking
                                            organization, is the trustee and
                                            receives compensation as set forth
                                            in the depositary trust agreement.
                                            The trustee is responsible for
                                            receiving deposits of underlying
                                            securities and delivering Retail
                                            HOLDRS representing the underlying
                                            securities issued by the trust. The
                                            trustee holds the underlying
                                            securities on behalf the holders of
                                            Retail HOLDRS.

Purpose of Retail HOLDRS..............      Retail HOLDRS are designed to
                                            achieve the following:

                                            Diversification. Retail HOLDRS are
                                            designed to allow you to diversify
                                            your investments in the retailing
                                            industry through a single,
                                            exchange-listed instrument
                                            representing your undivided
                                            beneficial ownership of the
                                            underlying securities.

                                            Flexibility. The beneficial owners
                                            of Retail HOLDRS have undivided
                                            beneficial ownership interests in
                                            each of the underlying securities
                                            represented by the Retail HOLDRS,
                                            and can cancel their Retail HOLDRS
                                            to receive each of the underlying
                                            securities represented by the Retail
                                            HOLDRS.

                                            Transaction costs. The expenses
                                            associated with buying and selling
                                            Retail HOLDRS in the secondary
                                            market are expected to be less than
                                            separately buying and selling each
                                            of the underlying securities in a
                                            traditional brokerage account with
                                            transaction-based charges.

Trust assets..........................      The trust holds securities issued by
                                            specified companies that, when
                                            initially selected, were in the
                                            retailing industry. Except when a
                                            reconstitution event, distribution
                                            of securities by an underlying
                                            issuer or other event occurs, the
                                            group of companies will not change.
                                            Reconstitution events are described
                                            in this prospectus under the heading
                                            "Description of the Depositary Trust
                                            Agreement--Distributions" and
                                            "--Reconstitution events." There are
                                            currently 20 companies included in
                                            the Retail HOLDRS.

                                            The trust's assets may increase or
                                            decrease as a result of in-kind
                                            deposits and withdrawals of the
                                            underlying securities during the
                                            life of the trust.

The Retail HOLDRS.....................      The trust has issued, and may
                                            continue to issue, Retail HOLDRS
                                            that represent your undivided
                                            beneficial ownership interest in the
                                            shares of U.S.-traded securities
                                            held by the trust on your behalf.
                                            The Retail

                                            HOLDRS themselves are separate from
                                            the underlying securities that are
                                            represented by the Retail HOLDRS.

                                            The following table provides:

                                               -   the names of the 20 issuers
                                                   of the underlying securities
                                                   currently represented by the
                                                   Retail HOLDRS,

                                               -   stock ticker symbols,

                                               -   share amounts represented by
                                                   a round-lot of 100 Retail
                                                   HOLDRS, and

                                               -   the principal U.S. market on
                                                   which the underlying
                                                   securities are traded.



                                                                   Primary
                                                     Share         Trading
        Name of Company                Ticker        Amounts       Market
-----------------------------------  ----------   ------------  --------------
Albertson's, Inc.                       ABS             8            NYSE
Amazon.com, Inc.                        AMZN            7         Nasdaq NMS
Best Buy Co., Inc.                      BBY             6            NYSE
Costco Wholesales Corporation           COST            8         Nasdaq NMS
CVS Corporation                         CVS             7            NYSE
Federated Department Stores              FD             4            NYSE
Kohl's Corporation                      KSS             6            NYSE
Lowe's Companies, Inc.                  LOW            14            NYSE
RadioShack Corporation                  RSH             3            NYSE
Safeway Inc.                            SWY             9            NYSE
Sears, Roebuck and Co.                   S              6            NYSE
Target Corporation                      TGT            16            NYSE
The Gap, Inc.                           GPS            16            NYSE
The Home Depot, Inc.                     HD            40            NYSE
The Kroger Co.                           KR            15            NYSE
The Limited, Inc.                       LTD             8            NYSE
The May Department Stores Company       MAY             6            NYSE
The TJX Companies, Inc.                 TJX            10            NYSE
Walgreen Co.                            WAG            19            NYSE
Wal-Mart Stores, Inc.                   WMT            36            NYSE


                                            The companies whose common stocks
                                            were included in the Retail HOLDRS
                                            at the time Retail HOLDRS were
                                            originally issued were generally
                                            considered to be among the 20
                                            largest and most liquid companies
                                            with U.S.-traded securities involved
                                            in the retailing industry, as
                                            measured by market capitalization
                                            and trading volume on January 24,
                                            2001. The market capitalization of a
                                            company is determined by multiplying
                                            the market price of its common stock
                                            by the number of its outstanding
                                            shares of common stock.

                                            The trust will only issue and
                                            cancel, and you may only obtain,
                                            hold, trade or surrender Retail
                                            HOLDRS in a round-lot of 100 Retail
                                            HOLDRS and round-lot multiples. The
                                            trust will only issue Retail HOLDRS
                                            upon the deposit of the whole shares
                                            represented by a round-lot of 100
                                            Retail HOLDRS. In the event that a
                                            fractional share comes to be
                                            represented by a round-lot of Retail
                                            HOLDRS, the trust may require a
                                            minimum of more than one round-lot
                                            of 100 Retail HOLDRS for an issuance
                                            so that the trust will always
                                            receive whole share amounts for
                                            issuance of Retail HOLDRS.

                                            The number of outstanding Retail
                                            HOLDRS will increase and decrease as
                                            a result of in-kind deposits and
                                            withdrawals of the underlying
                                            securities. The trust will stand
                                            ready to issue additional Retail
                                            HOLDRS on a continuous basis when an
                                            investor deposits the required
                                            securities with the trustee.

Purchases.............................      You may acquire Retail HOLDRS in two
                                            ways:

                                               -   through an in-kind deposit of
                                                   the required number of
                                                   securities of the underlying
                                                   issuers with the trustee, or

                                               -   through a cash purchase in
                                                   the secondary trading market.

Issuance and cancellation
   fees...............................      If you wish to create Retail HOLDRS
                                            by delivering to the trust the
                                            requisite securities represented by
                                            a round-lot of 100 Retail HOLDRS,
                                            The Bank of New York, as trustee,
                                            will charge you an issuance fee of
                                            up to $10.00 for each round-lot of
                                            100 Retail HOLDRS. If you wish to
                                            cancel your Retail HOLDRS and
                                            withdraw your underlying securities,
                                            The Bank of New York, as trustee
                                            will charge you a cancellation fee
                                            of up to $10.00 for each round-lot
                                            of 100 Retail HOLDRS.

Commissions...........................      If you choose to deposit underlying
                                            securities in order to receive
                                            Retail HOLDRS, you will be
                                            responsible for paying any sales
                                            commission associated with your
                                            purchase of the underlying
                                            securities that is charged by your
                                            broker in addition to the issuance
                                            fee charged by the trustee,
                                            described above.

Custody fees..........................      The Bank of New York, as trustee and
                                            as custodian, will charge you a
                                            quarterly custody fee of $2.00 for
                                            each round-lot of 100 Retail HOLDRS,
                                            to be deducted from any cash
                                            dividend or other cash distributions
                                            on underlying securities received by
                                            the trust. With respect to the
                                            aggregate custody fee payable in any
                                            calendar year for each Retail HOLDR,
                                            the trustee will waive that portion
                                            of the fee which exceeds the total
                                            cash dividends and other cash
                                            distributions received, or to be
                                            received, and payable with respect
                                            to such calendar year.

Rights relating to
  Retail HOLDRS.......................      You have the right to withdraw the
                                            underlying securities upon request
                                            by delivering a round-lot or
                                            integral multiple of a round-lot of
                                            Retail HOLDRS to the trustee, during
                                            the trustee's business hours, and
                                            paying the cancellation fees, taxes,
                                            and other charges. You should
                                            receive the underlying securities no
                                            later than the business day after
                                            the trustee receives a proper notice
                                            of cancellation. The trustee will
                                            not deliver fractional shares of
                                            underlying securities. To the extent
                                            that any cancellation of Retail
                                            HOLDRS would otherwise require the
                                            delivery of a fractional share, the
                                            trustee will sell the fractional
                                            share in the market and the trust,
                                            in turn, will deliver cash in lieu
                                            of the fractional share. Except with
                                            respect to the right to vote for
                                            dissolution of the trust, the Retail
                                            HOLDRS themselves will not have
                                            voting rights.

Rights relating to the
   underlying
   securities............................   Retail HOLDRS represents your
                                            beneficial ownership of the
                                            underlying securities. Owners of
                                            Retail HOLDRS have the same rights
                                            and privileges as if they owned the
                                            underlying securities beneficially
                                            outside of Retail HOLDRS. These
                                            include the right to instruct the
                                            trustee to vote the underlying
                                            securities or you may attend
                                            shareholder meetings yourself, the
                                            right to receive any dividends and
                                            other distributions on the
                                            underlying securities that are
                                            declared and paid to the trustee by
                                            an issuer of an underlying security,
                                            the right to pledge Retail HOLDRS
                                            and the right to surrender Retail
                                            HOLDRS to receive the underlying
                                            securities. Retail HOLDRS does not
                                            change your beneficial ownership in
                                            the underlying securities under
                                            United States federal securities
                                            laws, including sections 13(d) and
                                            16(a) of the securities Exchange Act
                                            of 1934. As a result, you
                                            have the same obligations to file
                                            insider trading reports that you
                                            would have if you held the
                                            underlying securities outside of
                                            Retail HOLDRS. However, due to the
                                            nature of Retail HOLDRS, you will
                                            not be able to participate in any
                                            dividend reinvestment program of an
                                            issuer of underlying securities
                                            unless you cancel your Retail HOLDRS
                                            (and pay the applicable fees) and
                                            receive all of the underlying
                                            securities.

                                            A holder of Retail HOLDRS is not a
                                            registered owner of the underlying
                                            securities. In order to become a
                                            registered owner, a holder of Retail
                                            HOLDRS would need to surrender their
                                            Retail HOLDRS, pay the applicable
                                            fees and expenses, receive all of
                                            the underlying securities and follow
                                            the procedures established by the
                                            issuers of the underlying securities
                                            for registering their securities in
                                            the name of such holder.

                                            You retain the right to receive any
                                            reports and communications that the
                                            issuers of underlying securities are
                                            required to send to beneficial
                                            owners of their securities. As such,
                                            you will receive such reports and
                                            communications from the broker
                                            through which you hold your Retail
                                            HOLDRS in the same manner as if you
                                            beneficially owned your underlying
                                            securities outside of Retail HOLDRS
                                            in "street name" through a brokerage
                                            account. The trustee will not
                                            attempt to exercise the right to
                                            vote that attaches to, or give a
                                            proxy with respect to, the
                                            underlying securities other than in
                                            accordance with your instructions.

                                            The depositary trust agreement
                                            entitles you to receive, subject to
                                            certain limitations and net of any
                                            fees and expenses of the trustee,
                                            any distributions of cash (including
                                            dividends), securities or property
                                            made with respect to the underlying
                                            securities. However, any
                                            distribution of securities by an
                                            issuer of underlying securities will
                                            be deposited into the trust and will
                                            become part of the underlying
                                            securities unless the distributed
                                            securities are not listed for
                                            trading on a U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System or the
                                            distributed securities have a
                                            Standard & Poor's GICS sector
                                            classification that is different
                                            from the GICS sector classifications
                                            represented in the Retail HOLDRS at
                                            the time of the distribution. In
                                            addition, if the issuer of
                                            underlying securities offers rights
                                            to acquire additional underlying
                                            securities or other securities, the
                                            rights may be distributed to you,
                                            may be disposed of for your benefit
                                            or may lapse.

                                            There may be a delay between the
                                            time any cash or other distribution
                                            is received by the trustee with
                                            respect to the underlying securities
                                            and the time such cash or other
                                            distributions are distributed to
                                            you. In addition, you are not
                                            entitled to any interest on any
                                            distribution by reason of any delay
                                            in distribution by the trustee. If
                                            any tax or other governmental charge
                                            becomes due with respect to Retail
                                            HOLDRS or any underlying securities,
                                            you will be responsible for paying
                                            that tax or governmental charge.

                                            If you wish to participate in a
                                            tender offer for any of the
                                            underlying securities, or any form
                                            of stock repurchase program by an
                                            issuer of an underlying security,
                                            you must surrender your Retail
                                            HOLDRS (and pay the applicable fees
                                            and expenses) and receive all of
                                            your underlying securities in
                                            exchange for your Retail HOLDRS. For
                                            specific information about obtaining
                                            your underlying securities, you
                                            should read the discussion under the
                                            caption "Description of the
                                            Depositary Trust
                                            Agreement--Withdrawal of underlying
                                            securities."

 Ownership rights in
  fractional  shares in the
  underlying  securities................... As.a.result of distributions of securities by companies included in
                                            the Retail HOLDRS or other corporate
                                            events, such as mergers, a Retail
                                            HOLDR may represent an interest in a
                                            fractional share of an underlying
                                            security. You are entitled to
                                            receive distributions proportionate
                                            to your fractional shares.

                                            In addition, you are entitled to
                                            receive proxy materials and other
                                            shareholder communications and you
                                            are entitled to exercise voting
                                            rights proportionate to your
                                            fractional shares. The trustee will
                                            aggregate the votes of all of the
                                            share fractions represented by
                                            Retail HOLDRS and will vote the
                                            largest possible number of whole
                                            shares. If, after aggregation, there
                                            is a fractional remainder, this
                                            fraction will be ignored, because
                                            the issuer will only recognize whole
                                            share votes. For example, if 100,001
                                            round-lots of 100 Retail HOLDRS are
                                            outstanding and each round-lot of
                                            100 Retail HOLDRS represents 1.75
                                            shares of an underlying security,
                                            there will be 175,001.75 votes of
                                            the underlying security represented
                                            by Retail HOLDRS. If holders of
                                            50,000 round-lots of 100 Retail
                                            HOLDRS vote their underlying
                                            securities "yes" and holders of
                                            50,001 round-lots of 100 Retail
                                            HOLDRS vote their underlying
                                            securities vote "no," there will be
                                            87,500 affirmative votes and
                                            87,501.75 negative votes. The
                                            trustee will ignore the .75 negative
                                            votes and will deliver to the issuer
                                            87,500 affirmative votes and 87,501
                                            negative votes.

Reconstitution events.................      The depositary trust agreement
                                            provides for the automatic
                                            distribution of underlying
                                            securities from the Retail HOLDRS to
                                            you in the following four
                                            circumstances:

                                           A.   If an issuer of underlying
                                                securities no longer has a class
                                                of securities registered under
                                                section 12 of the Securities
                                                Exchange Act of 1934, then the
                                                trustee will distribute the
                                                shares of that company to the
                                                owners of the Retail HOLDRS.

                                           B.   If the SEC finds that an issuer
                                                of underlying securities should
                                                be registered as an investment
                                                company under the Investment
                                                Company Act of 1940, and the
                                                trustee has actual knowledge of
                                                the SEC finding, then its
                                                securities will no longer be an
                                                underlying security and the
                                                trustee will distribute the
                                                shares of that company to the
                                                owners of the Retail HOLDRS.

                                           C.   If the underlying securities of
                                                an issuer cease to be
                                                outstanding as a result of a
                                                merger, consolidation or other
                                                corporate combination, the
                                                trustee will distribute the
                                                consideration paid by and
                                                received from the acquiring
                                                company or the securities
                                                received in exchange for the
                                                securities of the underlying
                                                issuer whose securities cease to
                                                be outstanding to the beneficial
                                                owners of Retail HOLDRS only if
                                                the distributed securities have
                                                a different Standard & Poor's
                                                GICS sector classification than
                                                any of the underlying securities
                                                represented in the Retail HOLDRS
                                                at the time of the distribution
                                                or exchange or if the securities
                                                received are not listed for
                                                trading on a U.S. national
                                                securities exchange or through
                                                the Nasdaq National Market
                                                System. In any other case, the
                                                additional securities received
                                                will be deposited into the
                                                trust.

                                           D.   If an issuer's underlying
                                                securities are delisted from
                                                trading on a U.S. national
                                                securities exchange or through
                                                the Nasdaq National Market
                                                System and are not listed for
                                                trading on another U.S.

                                            national securities exchange or
                                            through the Nasdaq National Market
                                            System within five business days
                                            from the date the securities are
                                            delisted.

                                            To the extent a distribution of
                                            underlying securities from the
                                            Retail HOLDRS is required as a
                                            result of a reconstitution event,
                                            the trustee will deliver the
                                            underlying security to you as
                                            promptly as practicable after the
                                            date that the trustee has knowledge
                                            of the occurrence of a
                                            reconstitution event.

                                            In addition, securities of a new
                                            company will be added to the Retail
                                            HOLDRS, as a result of a
                                            distribution of securities by an
                                            underlying issuer, where a corporate
                                            event occurs, or where the
                                            securities of an underlying issuer
                                            are exchanged for the securities of
                                            another company, unless the
                                            securities received have a Standard
                                            & Poor's GICS sector classification
                                            that is different from the GICS
                                            sector classification of any other
                                            security then included in the Retail
                                            HOLDRS or are not listed for trading
                                            on a U.S. national securities
                                            exchange or through the Nasdaq
                                            National Market System.

                                            It is anticipated, as a result of
                                            the broadly defined Standard &
                                            Poor's GICS sectors, that most
                                            distributions or exchanges of
                                            securities will result in the
                                            inclusion of new securities in
                                            Retail HOLDRS. The trustee will
                                            review the Standard & Poor's GICS
                                            sector classifications of securities
                                            to determine whether securities
                                            received as a result of a
                                            distribution by an underlying issuer
                                            or as consideration for securities
                                            included in the Retail HOLDRS will
                                            be distributed from the Retail
                                            HOLDRS to you.

Standard & Poor's sector
   classification.....................      Standard & Poor's Corporation is an
                                            independent source of market
                                            information that, among other
                                            things, maintains the Global
                                            Industry Classification Standard,
                                            referred to herein as "GICS," which
                                            classifies the securities of public
                                            companies into various sector
                                            classifications based upon GICS
                                            sectors, which are derived from its
                                            own criteria. The GICS
                                            classification standards were
                                            exclusively effective as of January
                                            2, 2002. There are 10 Standard &
                                            Poor's GICS sectors and each class
                                            of publicly traded securities of a
                                            company are given only one GICS
                                            sector classification. The
                                            securities included in the Retail
                                            HOLDRS are currently represented in
                                            the Consumer Discretionary and
                                            Consumer Staples GICS sectors. The
                                            Standard & Poor's GICS sector
                                            classifications of the securities
                                            included in the Retail HOLDRS may
                                            change over time if the companies
                                            that issued these securities change
                                            their focus of operations or if
                                            Standard & Poor's alters the
                                            criteria it uses to determine GICS
                                            sectors, or both.

Termination events....................     A.   The Retail HOLDRS are delisted
                                                from the American Stock Exchange
                                                and are not listed for trading
                                                on another U.S. national
                                                securities exchange or through
                                                the Nasdaq National Market
                                                System within five business days
                                                from the date the Retail HOLDRS
                                                are delisted.

                                           B.   The trustee resigns and no
                                                successor trustee is appointed
                                                within 60 days from the date the
                                                trustee provides notice to
                                                Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated, as initial
                                                depositor, of its intent to
                                                resign.

                                           C.   Beneficial owners of at least
                                                75% of outstanding Retail HOLDRS
                                                vote to dissolve and liquidate
                                                the trust.

                                            If a termination event occurs, the
                                            trustee will distribute the
                                            underlying securities to you as
                                            promptly as practicable after the
                                            termination event.

                                            Upon termination of the depositary
                                            trust agreement and prior to
                                            distributing the underlying
                                            securities to you, the trustee will
                                            charge you a cancellation fee of up
                                            to $10.00 per round-lot of 100
                                            Retail HOLDRS surrendered, along
                                            with any taxes or other governmental
                                            charges, if any.

United States federal income
  tax consequences....................      The United States federal income tax
                                            laws will treat a U.S. holder of
                                            Retail HOLDRS as directly owning the
                                            underlying securities. The Retail
                                            HOLDRS themselves will not result in
                                            any United States federal tax
                                            consequences separate from the tax
                                            consequences associated with
                                            ownership of the underlying
                                            securities.

Listing...............................      The Retail HOLDRS are listed on the
                                            American Stock Exchange under the
                                            symbol "RTH." On July 1, 2003 the
                                            last reported sale price of the
                                            Retail HOLDRS on the American Stock
                                            Exchange was $81.48.

Trading...............................      Investors are only able to acquire,
                                            hold, transfer and surrender a
                                            round-lot of 100 Retail HOLDRS. Bid
                                            and ask prices, however, are quoted
                                            per single Retail HOLDR.

Clearance and settlement..............      Retail HOLDRS have been issued in
                                            book-entry form. Retail HOLDRS are
                                            evidenced by one or more global
                                            certificates that the trustee has
                                            deposited with The Depository Trust
                                            Company, referred to as DTC.
                                            Transfers within DTC will be in
                                            accordance with DTC's usual rules
                                            and operating procedures. For
                                            further information see "Description
                                            of Retail HOLDRS."

                                    THE TRUST

          General. This discussion highlights information about the Retail HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Retail HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

          The Retail HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of March 12, 2001. The Bank of New York will be the trustee. The Retail HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

          The Retail HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Retail HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

                          DESCRIPTION OF RETAIL HOLDRS

          The trust has issued Retail HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Retail HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

          You may only acquire, hold, trade and surrender Retail HOLDRS in a round-lot of 100 Retail HOLDRS and round-lot multiples. The trust will only issue Retail HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Retail HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS.

          Retail HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Retail HOLDRS--The Retail HOLDRS."

          Beneficial owners of Retail HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the securities, to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, and the right to cancel Retail HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Retail HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

          The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Retail HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Retail HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Retail HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Retail HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and register in the name of Cede & Co., as nominee for DTC. Retail HOLDRS are available only in book-entry form. Owners of Retail HOLDRS may hold their Retail HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          Selection criteria. The underlying securities of the Retail HOLDRS are the common stocks of a group of specified companies that, at the time of initial selection, among other things, sold merchandise to retail consumers through traditional retail stores, the Internet, mail order catalogs and other outlets and whose securities are registered under Section 12 of the Securities Exchange Act. The issuers of the underlying securities were considered to be among the largest, most liquid companies involved in the retailing industry as measured by market capitalization and trading volume.

          The Retail HOLDRS may no longer consist exclusively of securities issued by companies involved in the retailing industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the retailing business and will undertake to make adequate disclosure when necessary.

          Underlying securities. For a list of the underlying securities represented by Retail HOLDRS, please refer to "Highlights of Retail HOLDRS--The Retail HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement filed with the SEC on a periodic basis.

          No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Retail HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

          General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

          The following table and graph set forth the composite performance of all of the 20 underlying securities currently represented by a single Retail HOLDR, measured at the close of each month from January 30, 1998 and thereafter as of the end of each month to June 30, 2003. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


1998           Value   1999           Value   2000          Value   2001           Value  2002           Value  2003          Value
January 30     50.51   January 29     93.51   January 31    95.49   January 31     99.66  January 31     98.47  January 31    66.26
February 27    55.79   February 26    93.51   February 29   92.78   February 28    93.72  February 28    98.68  February 28   66.53
March 31       59.92   March 31       96.90   March 31      105.84  March 30       91.16  March 28       99.54  March 28      71.14
April 30       60.34   April 30       94.84   April 28      98.96   April 30       95.43  April 30       96.48  April 30      76.75
May 29         63.15   May 28         89.52   May 31        94.24   May 31         96.34  May 31         94.87  May 30        79.00
June 30        68.50   June 30        98.46   June 30       92.06   June 29        91.87  June 28        88.75  June 30       81.13
July 31        68.48   July 30        93.81   July 31       91.43   July 31        96.34  July 31        78.92
August 31      61.44   August 31      88.34   August 31     85.31   August 31      88.41  August 30      80.28
September 30   62.62   September 30   89.58   September 29  89.27   September 28   79.32  September 30   71.12
October 30     70.36   October 29     95.60   October 31    88.44   October 31     81.31  October 31     74.76
November 30    77.92   November 30    100.37  November 30   87.51   November 30    92.85  November 29    76.06
December 31    89.06   December 31    109.94  December 29   92.31   December 31    96.59  December 31    69.79


                                [CHART OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

          General. The depositary trust agreement, dated as of March 12, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Retail HOLDRS, provides that Retail HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

          The trustee. The Bank of New York serves as trustee for the Retail HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

          Issuance, transfer and surrender of Retail HOLDRS. You may create and cancel Retail HOLDRS only in round-lots of 100 Retail HOLDRS. You may create Retail HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Retail HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Retail HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Retail HOLDRS, the trust may require a minimum of more than one round-lot of 100 Retail HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Retail HOLDRS. Similarly, you must surrender Retail HOLDRS in integral multiples of 100 Retail HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Retail HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

          Voting rights. The trustee will deliver to you proxy solicitation materials provided by issuers of the underlying securities to you so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

          Under the depositary trust agreement, any beneficial owner of Retail HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Retail HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

          Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Retail HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

          You will be obligated to pay any tax or other charge that may become due with respect to Retail HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

          Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

          Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

          Withdrawal of underlying securities. You may surrender your Retail HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Retail HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Retail HOLDRS.

          Further issuances of Retail HOLDRS. The depositary trust agreement provides for further issuances of Retail HOLDRS on a continuous basis without your consent.

          Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

          A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

          B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Retail HOLDRS.

          C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Retail HOLDRS only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Retail HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

          D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

          To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

          As provided in the depositary trust agreement, securities of a new company will be added to the Retail HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification, than any of the underlying securities represented in the Retail HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

          It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Retail HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Retail HOLDRS will be distributed from the Retail HOLDRS to you.

          Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company are given only one GICS sector. The securities included in the Retail HOLDRS are currently represented in the Consumer Discretionary and Consumer Staples GICS sectors. The Standard & Poor's GICS sector classifications of the securities included in the Retail HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

          Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Retail HOLDRS will surrender their Retail HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Retail HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Retail HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Retail HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

          If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

          Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Retail HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Retail HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Retail HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Retail HOLDRS.

          Issuance and cancellation fees. If you wish to create Retail HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Retail HOLDRS. If you wish to cancel your Retail HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Retail HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

          Commissions. If you choose to create or cancel Retail HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch Pierce Fenner & Smith Incoporated or another broker, in addition to the issuance or cancellation fee, as the case may be, described above.

          Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Retail HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Retail HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

          Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

          Governing law. The depositary trust agreement and the Retail HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

          Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Retail HOLDRS.

          The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

          The following is a summary of the U.S. federal income tax consequences relating to the Retail HOLDRS for:

          o    a citizen or resident of the United States;

          o a corporation or partnership created or organized in the United States or under the laws of the United States;

          o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

          o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (each of the above, a "U.S. receipt holder"); and

          o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

          This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, and investors who acquire or hold any Retail HOLDRS as part of a conversion, straddle or other hedging transaction. In addition, this summary generally is limited to investors who will hold the Retail HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this summary does not address Retail HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

          The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Retail HOLDRS

          A receipt holder purchasing and owning Retail HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Retail HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

          Pursuant to recently enacted legislation, qualified dividend income received in respect of Retail HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Retail HOLDRS.

          A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Retail HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Retail HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Retail HOLDRS. Similarly, with respect to sales of Retail HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Retail HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Retail HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

          The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Retail HOLDRS will reduce the amount realized with respect to the underlying securities.

          A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

          If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

          As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates under recently enacted legislation. A qualified foreign corporation includes:

          o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty that includes an exchange of information program, and
          o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States,

but will not include:

          o    a passive foreign investment company (as defined below),
          o a foreign personal holding company (as specially defined in the Code), or
          o    a foreign investment company (as specially defined in the Code).

The Treasury Department is expected to issue guidance regarding these requirements.

          If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

          Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

          Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer, holders of Retail HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

          Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

          o    at least 75% of its gross income is "passive income"; or

          o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

          Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions. If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Retail HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

          A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

          With respect to dividends of U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

          A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Retail HOLDRS or of the underlying securities unless:

          o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

          o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

          o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

          Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

          Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale of other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

          The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

          The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

          Any plan fiduciary which proposes to have a plan acquire Retail HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Retail HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

          In accordance with the depositary trust agreement, the trust issued Retail HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated deposited the underlying securities to receive Retail HOLDRS. The trust delivered the initial distribution of Retail HOLDRS against deposit of the underlying securities in New York, New York on approximately April 25, 2001.

          Investors who purchase Retail HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and received customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Retail HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Retail HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

          Legal matters, including the validity of the Retail HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, in connection with the initial offering of Retail HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Retail HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Retail HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

          The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

          Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles an other publicly disseminated information.

          The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its respective affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Retail HOLDRS. This prospectus relates only to Retail HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Retail HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Retail HOLDRS, have been publicly disclosed.

                                     ANNEX A

          This annex forms an integral part of the prospectus.

          The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1998, 1999, 2000, 2001 and 2002, through June 2003. A table outlining the primary U.S. market on which the securities of the issuers are listed can be found on page
10. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                             ALBERTSON'S, INC. (ABS)

          Albertson's, Inc., is a retail food and drug chain. Albertson's operates under the names of Albertson's, Albertsons-Osco, Albertsons-Sav-on, Jewel-Osco, Acme, Sav-on Drugs, Osco Drug, Max Foods and Super Saver Foods. These stores consist of combination food-drug stores, stand-alone drug stores, conventional supermarkets, and warehouse stores. Albertson's distribution centers provide product exclusively to its retail stores.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        47.75    January     61.00     January     30.50     January     28.35    January     28.75     January    21.50
February       46.81    February    57.00     February    24.50     February    29.05    February    30.26     February   18.83
March          52.75    March       54.44     March       30.88     March       31.82    March       33.14     March      18.85
April          50.06    April       51.50     April       32.63     April       33.40    April       33.54     April      19.86
May            46.31    May         53.50     May         36.63     May         28.70    May         35.17     May        20.87
June           51.81    June        51.56     June        33.25     June        29.99    June        30.46     June       19.20
July           48.00    July        49.75     July        30.19     July        32.73    July        28.18
August         50.56    August      47.94     August      21.50     August      34.99    August      25.72
September      54.13    September   39.56     September   21.00     September   31.88    September   24.16
October        55.75    October     36.00     October     23.69     October     31.91    October     22.31
November       57.06    November    32.00     November    25.56     November    33.56    November    23.34
December       63.69    December    32.25     December    26.50     December    31.49    December    22.26

         The closing price on July 1, 2003 was $19.52.

                             AMAZON.COM, INC. (AMZN)

          Amazon.com, Inc. is an online retailer that offers a variety of products, such as books, music, videos, toys, electronics, software, video games and home improvement products for sale through the Internet. Amazon.com also offers Webbased services where buyers and sellers can enter into transactions with respect to a wide range of products. Customers can use Amazon.com payments to pay for goods purchase through its online site. Amazon.com operates websites in the United Kingdom, Denmark, France and Japan.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January         4.92    January     58.47     January     64.56     January     17.31    January     14.19     January    21.85
February        6.42    February    64.06     February    68.88     February    10.19    February    14.10     February   22.01
March           7.13    March       86.09     March       67.00     March       10.23    March       14.30     March      26.03
April           7.65    April       86.03     April       55.19     April       15.78    April       16.69     April      28.69
May             7.34    May         59.38     May         48.31     May         16.69    May         18.23     May        35.89
June           16.63    June        62.56     June        36.31     June        14.15    June        16.25     June       36.32
July           18.48    July        50.03     July        30.13     July        12.49    July        14.77
August         13.96    August      62.19     August      41.50     August      8.94     August      14.94
September      18.60    September   79.94     September   38.44     September   5.97     September   15.93
October        21.07    October     70.63     October     36.63     October     6.98     October     19.36
November       32.00    November    85.06     November    24.69     November    11.32    November    23.35
December       53.54    December    76.13     December    15.56     December    10.82    December    18.89

          The closing price on July 1, 2003 was $37.25.


                            BEST BUY CO., INC. (BBY)

          Best Buy Co., Inc. is a specialty retailer of consumer electronics, home office equipment, video games, computer software, music and appliances. In addition, Best Buy sells cameras and other photographic equipment and ready-to-assemble furniture designed for use with computer and audio/video equipment. Best Buy offers its various products directly to consumers through its retail stores and through the Internet.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        8.46     January     30.25     January     31.83     January     33.20    January     49.33     January    26.09
February       9.93     February    30.92     February    36.42     February    27.31    February    44.93     February   29.07
March          11.11    March       34.67     March       57.33     March       23.97    March       52.80     March      26.97
April          11.71    April       31.75     April       53.83     April       36.70    April       49.57     April      34.58
May            10.83    May         30.33     May         42.67     May         35.43    May         46.20     May        38.70
June           12.04    June        45.00     June        42.17     June        42.35    June        36.30     June       43.92
July           15.58    July        49.75     July        48.50     July        44.64    July        32.90
August         12.96    August      46.92     August      41.17     August      39.32    August      21.20
September      13.88    September   41.33     September   42.42     September   30.30    September   22.31
October        16.00    October     37.17     October     33.46     October     36.60    October     20.61
November       19.21    November    41.67     November    17.17     November    47.59    November    27.68
December       20.46    December    33.50     December    19.71     December    49.65    December    24.15

          The closing price on July 1, 2003 was $43.89.

                       COSTCO WHOLESALE CORPORATION (COST)

         Costco Wholesale Corporation operates membership warehouses that offer volume purchasing of nationally branded and selected private label merchandise at discount prices. Costco's product offerings include food, appliances, electronics, furniture and clothing. Costco buys nearly all of its merchandise directly from manufacturers. Costco's warehouse stores are located throughout the United States and Canada, and in the United Kingdom, Korea, Taiwan, Japan and Mexico. The Mexico warehouses are operated through a joint-venture agreement. Costco also offers various products through the Internet directly to consumers.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        21.69    January     41.44     January     48.94     January     46.25    January       46.00   January    28.87
February       24.44    February    40.16     February    49.63     February    41.75    February      41.26   February   30.52
March          26.69    March       45.78     March       52.56     March       39.25    March         39.82   March      30.03
April          27.94    April       40.47     April       54.06     April       34.93    April         40.20   April      34.61
May            28.94    May         36.25     May         31.94     May         38.91    May           39.27   May        37.25
June           31.53    June        40.03     June        33.00     June        41.08    June          38.62   June       36.60
July           28.38    July        37.38     July        32.56     July        43.05    July          34.87
August         23.53    August      37.38     August      34.44     August      37.41    August        33.41
September      23.69    September   36.00     September   34.94     September   35.56    September     32.37
October        28.38    October     40.16     October     36.63     October     37.83    October       33.93
November       31.38    November    45.84     November    32.63     November    40.88    November      32.30
December       36.09    December    45.63     December    39.94     December    44.38    December      28.06

          The closing price on July 1, 2003 was $36.51.



                              CVS CORPORATION (CVS)

          CVS Corporation operates retail drugstores and Internet and mail order businesses that principally sell pharmaceutical products. CVS also offers prescription benefit management and specialty pharmaceutical services. CVS' retail drugstores sell prescription and over-the-counter drugs, general merchandise, beauty and cosmetic products and convenience foods. Through its prescription benefit management services, CVS provides prescription plan design and administration, claims processing, and facilitation of communications between health plans, patients, physicians and pharmacists for managed care organizations. CVS' specialty pharmacy mail order and retail operations sell prescription drugs to individuals with conditions requiring complex and expensive drug therapies. CVS' various operations carry their own private label products as well as third party brand name products.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        32.78    January     54.75     January     34.94     January     59.20    January     27.20     January    22.62
February       37.03    February    53.00     February    35.00     February    61.00    February    27.32     February   24.90
March          37.75    March       47.50     March       37.56     March       58.49    March       34.33     March      23.85
April          36.88    April       47.63     April       43.50     April       58.95    April       33.48     April      24.21
May            35.09    May         46.00     May         43.50     May         54.90    May         32.03     May        26.10
June           38.94    June        50.75     June        40.00     June        38.60    June        30.60     June       28.03
July           41.00    July        49.75     July        39.44     July        36.01    July        28.60
August         36.38    August      41.69     August      37.13     August      36.11    August      29.39
September      43.81    September   40.81     September   46.31     September   33.20    September   25.35
October        45.69    October     43.44     October     52.94     October     23.90    October     27.73
November       49.38    November    39.69     November    56.88     November    26.95    November    26.88
December       55.00    December    39.88     December    59.94     December    29.60    December    24.97

          The closing price on July 1, 2003 was $28.21.

                        FEDERATED DEPARTMENT STORES (FD)

          Federated Department Stores is a retail organization that operates full-line department stores in the United States. Federated's department stores include Bloomingdale's, The Bon Marche, Burdines, Goldsmith's, Lazarus, Macy's, and Rich's. These department stores sell a range of merchandise, including men's, women's and children's clothing and accessories, cosmetics, home furnishings and other consumer goods. Federated also operates catalog businesses and electronic-commerce businesses which provide goods and services online.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        42.31    January     41.81     January     41.63     January     44.56    January     41.62     January    26.02
February       46.88    February    38.13     February    36.69     February    48.35    February    41.91     February   25.50
March          51.81    March       40.13     March       42.25     March       41.55    March       40.85     March      28.02
April          49.50    April       46.69     April       34.00     April       42.98    April       39.75     April      30.62
May            51.81    May         54.50     May         38.50     May         44.80    May         41.41     May        32.50
June           53.81    June        52.94     June        33.75     June        42.50    June        39.70     June       36.85
July           52.94    July        51.31     July        24.06     July        38.60    July        37.61
August         44.00    August      46.00     August      27.63     August      36.31    August      35.90
September      36.38    September   43.69     September   26.13     September   28.20    September   29.44
October        38.44    October     42.69     October     32.56     October     31.99    October     30.70
November       41.69    November    47.06     November    30.50     November    37.00    November    32.68
December       43.56    December    50.56     December    35.00     December    40.90    December    28.76

          The closing price on July 1, 2003 was $37.21.



                               THE GAP, INC. (GPS)

          The Gap, Inc. is a global specialty retailer that operates in the United States, Canada, the United Kingdom, France, Germany and Japan. The Gap sells casual and business-casual apparel, intimate apparel, personal care and other accessories for men, women and children in its Gap, GapKids, babyGap, Banana Republic and Old Navy stores. The Gap designs virtually all of the clothing and products sold in its stores under the Gap, Banana Republic and Old Navy brand names, which are then manufactured by independent sources. Products offered in The Gap's retail line are also available through its Web sites and catalogs.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        17.36    January     42.79     January     44.69     January     32.60    January     14.40     January    14.63
February       19.86    February    43.13     February    48.31     February    27.24    February    11.97     February   13.04
March          20.00    March       44.88     March       49.81     March       23.72    March       15.04     March      14.49
April          22.86    April       44.38     April       36.75     April       27.71    April       14.11     April      16.63
May            24.00    May         41.71     May         35.06     May         31.00    May         14.57     May        17.00
June           27.31    June        50.38     June        31.25     June        29.00    June        14.20     June       18.76
July           26.50    July        46.75     July        35.81     July        27.31    July        12.15
August         22.69    August      39.13     August      22.44     August      19.65    August      11.73
September      23.44    September   32.00     September   20.13     September   11.95    September   10.85
October        26.72    October     37.13     October     25.81     October     13.07    October     11.77
November       32.78    November    40.56     November    24.94     November    13.23    November    15.89
December       37.42    December    46.00     December    25.50     December    13.94    December    15.52

         The closing price on July 1, 2003 was $18.92.

                            THE HOME DEPOT, INC. (HD)

          The Home Depot, Inc. is a home improvement retailer that operates in the United States, Canada and Latin America through its Home Depot and EXPO Design Center stores. Home Depot stores sell building materials, home improvement products, and lawn and garden products. EXPO Design Center stores sell products and services for design and renovation products. Home Depot Landscape Supply stores service landscape professionals and garden enthusiasts with lawn, landscape and garden products. Home Depot Supply stores primarily serve professional customers. Home Depot also offers various products through the Internet directly to consumers.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        20.17    January     40.33     January     56.63     January     48.20    January     50.09    January     20.90
February       21.29    February    39.79     February    57.81     February    42.50    February    50.00    February    23.45
March          22.54    March       41.50     March       64.50     March       43.10    March       48.61    March       24.36
April          23.23    April       39.83     April       56.50     April       47.10    April       46.37    April       28.13
May            26.19    May         37.71     May         48.81     May         49.29    May         41.69    May         32.49
June           27.69    June        42.96     June        49.94     June        46.55    June        36.73    June        33.12
July           27.92    July        42.54     July        51.75     July        50.37    July        30.88
August         25.42    August      41.00     August      48.06     August      45.95    August      32.93
September      26.33    September   45.75     September   53.06     September   38.37    September   26.10
October        29.04    October     50.50     October     43.00     October     38.23    October     28.88
November       33.17    November    52.79     November    39.19     November    46.65    November    26.40
December       40.79    December    68.75     December    45.69     December    51.01    December    24.02

         The closing price on July 1, 2003 was $33.10.


                            KOHL'S CORPORATION (KSS)

          Kohl's Corporation operates family oriented, specialty department stores. Kohl's stores sell clothing, shoes and accessories for men, women and children, and home products. The consumer retail items and home products carried by Kohl's mainly consist of national brand merchandise targeted to middle-income customers.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        17.34    January     33.88     January     35.06     January     71.00    January     66.29     January    52.37
February       20.05    February    34.50     February    37.91     February    65.91    February    67.67     February   48.9
March          20.44    March       35.44     March       51.25     March       61.69    March       71.15     March      56.58
April          20.66    April       33.22     April       48.13     April       61.06    April       73.70     April      56.8
May            23.78    May         34.09     May         51.75     May         61.55    May         75.00     May        52.35
June           25.94    June        38.44     June        55.63     June        62.73    June        70.08     June       51.38
July           24.50    July        38.03     July        56.75     July        57.28    July        66.00
August         22.72    August      35.63     August      56.00     August      55.50    August      69.72
September      19.50    September   33.06     September   57.69     September   48.00    September   60.81
October        23.91    October     37.44     October     54.19     October     55.61    October     58.45
November       24.59    November    36.09     November    53.56     November    67.85    November    68.5
December       30.72    December    36.09     December    61.00     December    70.44    December    55.95

          The closing price on July 1, 2003 was $51.46.

                               THE KROGER CO. (KR)

          The Kroger Co. operates operates retail supermarket food and drug stores, convenience stores, supermarket fuel centers and jewelry stores, and also manufactures and processes food for sale in its own stores. Kroger's supermarkets and department stores carry a range of items including food, pharmacy, health and personal hygiene items. Kroger's convenience stores, some of which are operated through franchise agreements, generally offer staple food items, convenience foods, general merchandise and gasoline. Kroger stores and operations are primarily located in the southern, mid-western and western regions of the United States.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        19.56    January     31.75     January     17.38     January     24.55    January     20.60     January    15.09
February       21.13    February    32.34     February    14.94     February    24.24    February    22.15     February   13.22
March          23.09    March       29.94     March       17.56     March       25.79    March       22.16     March      13.15
April          20.94    April       27.16     April       18.56     April       22.59    April       22.77     April      14.30
May            21.47    May         29.28     May         19.88     May         24.94    May         22.35     May        16.05
June           21.44    June        27.94     June        22.06     June        25.00    June        19.90     June       16.68
July           23.66    July        26.44     July        20.69     July        26.36    July        19.48
August         22.50    August      23.13     August      22.69     August      26.62    August      18.08
September      25.00    September   22.06     September   22.56     September   24.64    September   14.10
October        27.75    October     20.81     October     22.56     October     24.46    October     14.80
November       26.53    November    21.31     November    26.50     November    25.32    November    15.73
December       30.25    December    18.88     December    27.06     December    20.87    December    15.45

          The closing price on July 1, 2003 was $16.69.


                           LIMITED BRANDS, INC. (LTD)

          Limited Brands, Inc. is principally engaged in the purchase, distribution and sale of women's and men's clothing, women's intimate apparel and personal care products. Limited Brands' retail operations include Express, Lerner New York, Limited Stores, Structure and Henri Bendel, which predominately sell apparel. The Intimate Brands, Inc. segment derives its revenues from sales of women's intimate and other apparel and personal care products and accessories. Intimate Brands operates the Victoria's Secret and Bath & Body Works, which includes White Barn Candle Co. stores. Limited Brands also operates mail order catalogs and electronic-commerce businesses. On August 16, 2001, Limited Brands divested of its Lane Bryant subsidiary.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        13.25    January     17.06     January     15.34     January     20.66    January     18.55     January    12.59
February       14.50    February    17.75     February    17.00     February    17.65    February    18.01     February   11.88
March          14.34    March       19.81     March       21.06     March       15.72    March       17.90     March      12.87
April          16.78    April       21.88     April       22.59     April       16.92    April       19.16     April      14.54
May            16.63    May         24.44     May         24.13     May         16.30    May         20.99     May        15.26
June           16.56    June        22.69     June        21.63     June        16.52    June        21.30     June       15.50
July           13.41    July        22.84     July        20.44     July        16.97    July        17.97
August         10.50    August      18.94     August      20.00     August      14.10    August      15.29
September      10.97    September   19.13     September   22.06     September    9.50    September   14.34
October        12.81    October     20.50     October     25.25     October     11.15    October     15.67
November       14.47    November    21.22     November    19.44     November    13.92    November    17.01
December       14.56    December    21.66     December    17.06     December    14.72    December    13.93

          The closing price on July 1, 2003 was $15.61.

                          LOWE'S COMPANIES, INC. (LOW)

          Lowe's Companies, Inc. operates retail stores that sell home improvement products targeted for both "do-it-yourself" and commercial construction and renovation businesses. Lowe's stores carry products, supplies and materials for home improvement, decor, maintenance, repair and remodeling, lawn and garden care and maintenance of commercial buildings. Lowe's also offers services such as installation, delivery, loading, assembly and free "how-to" clinics to aid customers in design and planning of home improvement tasks. Lowe's also offers various products through the Internet directly to consumers.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        12.64    January     29.16     January     22.31     January     26.73    January     46.07     January    34.18
February       14.61    February    29.66     February    23.91     February    27.94    February    45.25     February   39.30
March          17.55    March       30.25     March       29.19     March       29.23    March       43.49     March      40.82
April          17.48    April       26.38     April       24.75     April       31.50    April       42.29     April      43.89
May            19.80    May         25.84     May         23.28     May         34.77    May         47.16     May        42.26
June           20.28    June        28.34     June        20.53     June        36.28    June        45.40     June       42.95
July           19.25    July        26.38     July        21.09     July        38.18    July        37.85
August         17.53    August      22.63     August      22.41     August      37.20    August      41.38
September      15.91    September   24.38     September   22.44     September   31.65    September   41.40
October        16.88    October     27.69     October     22.84     October     34.10    October     41.73
November       21.13    November    24.91     November    20.03     November    45.31    November    41.50
December       25.59    December    29.88     December    22.25     December    46.41    December    37.50

          The closing price on July 1, 2003 was $42.55.


                     THE MAY DEPARTMENT STORES COMPANY (MAY)

         The May Department Stores Company operates six regional department store divisions nationwide under 11 long-standing trade names. May operates regional department store companies, including Lord & Taylor, Filene's and Kauffman's, Robinson's-May and Meier & Frank, Hecht's and Strawbridges, Foley's and Famous Barr, L.S. Ayres and The Jones Store.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        35.04    January     40.25     January     31.13     January     38.95    January     36.80     January    20.50
February       40.50    February    39.50     February    26.19     February    39.59    February    36.64     February   19.62
March          42.33    March       39.13     March       28.50     March       35.48    March       34.85     March      19.89
April          41.13    April       39.81     April       27.50     April       37.25    April       34.68     April      21.62
May            42.96    May         43.31     May         30.06     May         32.70    May         35.18     May        21.69
June           43.67    June        40.88     June        24.00     June        34.26    June        32.93     June       22.26
July           42.79    July        38.69     July        23.75     July        33.20    July        30.72
August         37.50    August      39.06     August      22.94     August      33.65    August      29.33
September      34.33    September   36.44     September   20.50     September   29.02    September   22.77
October        40.67    October     34.69     October     26.25     October     31.45    October     23.35
November       40.21    November    33.63     November    28.06     November    35.84    November    24.46
December       40.25    December    32.25     December    32.75     December    36.98    December    22.98

          The closing price on July 1, 2003 was $22.39.

                          RADIOSHACK CORPORATION (RSH)

         RadioShack Corporation primarily engages in the retail sale of consumer electronics through the RadioShack store chain. The RadioShack stores carry an assortment of its private brand and third party brand name products, including electronic parts and accessories, wireless and conventional telephones, personal computers and related products, audio and video equipment, digital satellite systems, and specialized products such as scanners and weather radios. RadioShack also offers access to third-party cellular, satellite, internet and other electronics-related services.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        19.38    January     27.00     January     48.88     January     55.04    January     31.52     January    19.95
February       22.25    February    27.81     February    38.00     February    42.80    February    27.44     February   19.64
March          23.50    March       31.91     March       50.75     March       36.69    March       30.04     March      22.29
April          24.88    April       36.38     April       57.00     April       30.63    April       31.20     April      23.71
May            22.13    May         41.25     May         42.63     May         27.23    May         34.24     May        24.10
June           26.53    June        48.88     June        47.38     June        30.50    June        30.06     June       26.31
July           28.41    July        51.31     July        56.38     July        28.23    July        25.60
August         27.28    August      47.25     August      59.00     August      23.40    August      21.79
September      26.75    September   51.69     September   64.63     September   24.25    September   20.06
October        24.78    October     63.00     October     59.63     October     24.99    October     20.90
November       22.53    November    76.63     November    46.88     November    28.96    November    23.75
December       20.59    December    49.19     December    42.81     December    30.10    December    18.74

          The closing price on July 1, 2003 was $26.27.


                               SAFEWAY INC. (SWY)

          Safeway Inc. is a food and drug retailer that operates primarily in the United States and Canada. Safeway operates a chain of grocery stores primarily in the Midwestern, Southwestern, Mid-Atlantic and Western regions of the United States, and in Western Canada. Safeway's stores offer food and general merchandise, including baked goods, meat, delicatessen, floral and pharmaceutical products. In addition to offering nationally advertised products from third party suppliers, Safeway operates a network of distribution, manufacturing and food processing facilities that support its retail operations and produce products that are sold under its own private labels. In November 2002, Safeway announced its decision to sell its Dominick's division, which consists of 113 stores, and to exit the Chicago market.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        33.22    January     56.13     January     38.25     January     50.67    January     40.45     January    23.70
February       34.88    February    57.75     February    38.56     February    54.31    February    42.98     February   19.89
March          37.00    March       51.31     March       45.25     March       55.15    March       45.02     March      18.93
April          38.13    April       53.94     April       44.13     April       54.30    April       41.95     April      16.62
May            36.44    May         46.50     May         46.13     May         50.65    May         40.65     May        18.84
June           40.69    June        49.50     June        45.00     June        48.00    June        29.19     June       20.46
July           44.75    July        53.88     July        45.06     July        44.16    July        27.82
August         39.00    August      46.69     August      49.31     August      45.11    August      25.82
September      46.13    September   38.06     September   46.69     September   39.72    September   22.30
October        47.94    October     35.31     October     54.69     October     41.65    October     23.10
November       52.81    November    36.88     November    58.94     November    44.56    November    23.78
December       60.94    December    35.75     December    62.50     December    41.75    December    23.36

          The closing price on July 1, 2003 was $20.51.

                           SEARS, ROEBUCK AND CO. (S)

          Sears, Roebuck and Co. is a multi-line retailer that operates throughout the United States and Canada. Sears operates retail stores, provides product repair services and other services, and also operates a domestic credit business. Sears' stores carry clothing, accessories, cosmetics, jewelry, home fashions, sporting goods, home improvement and lawn products, appliances and electronics. Sears also operates specialty stores that individually focus on offering automotive products, hardware and construction materials, lawn and garden merchandise, appliances and electronics, and decorating and remodeling needs. The merchandise offered in Sears stores consists of third party brands, as well as its own proprietary brands. Sears also offers various products through the Internet directly to consumers. In June 2002, Sears acquired Lands' End, Inc. Headquartered in Dodgeville, Wisconsin, Lands' End is a merchant of traditionally styled casual clothing for men, women and children, accessories, footwear, home products and soft luggage.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        46.00    January     40.13     January     30.94     January     38.75    January     52.84     January    26.45
February       53.00    February    40.63     February    27.56     February    41.05    February    52.58     February   21.78
March          57.44    March       45.19     March       30.63     March       35.27    March       51.27     March      24.15
April          59.31    April       46.00     April       36.75     April       36.85    April       52.75     April      28.34
May            61.81    May         47.81     May         36.94     May         39.88    May         59.05     May        29.98
June           61.06    June        44.56     June        32.63     June        42.31    June        54.30     June       33.64
July           50.75    July        40.50     July        29.88     July        46.98    July        47.17
August         45.38    August      37.50     August      31.19     August      42.75    August      45.51
September      44.19    September   31.38     September   32.42     September   34.64    September   39.00
October        44.94    October     28.19     October     29.73     October     38.77    October     26.26
November       47.44    November    34.19     November    32.44     November    45.51    November    27.70
December       42.50    December    30.38     December    34.75     December    47.64    December    23.95

          The closing price on July 1, 2003 was $33.70.


                            TARGET CORPORATION (TGT)

          Target Corporation operates general merchandise retail stores and is a direct marketer of consumer products. Target operates under various trade names, including Target, Marshall Field's and Mervyn's. Target stores offer a range of consumer products including clothing, health and beauty aids, school and office supplies, electronics, pharmacy services and home accessories, as well as books, music and movies. Target also sells various products by catalog and the Internet directly to consumers. Target's products are purchased from a variety of domestic and international suppliers.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        17.98    January     31.88     January     32.94     January     37.98    January     44.41     January    28.21
February       19.33    February    31.28     February    29.50     February    39.00    February    41.90     February   28.65
March          22.00    March       33.31     March       37.38     March       36.08    March       43.12     March      29.26
April          21.83    April       33.66     April       33.28     April       38.45    April       43.65     April      33.44
May            23.19    May         31.50     May         31.34     May         37.80    May         41.45     May        36.63
June           24.25    June        32.50     June        29.00     June        34.60    June        38.10     June       37.84
July           23.91    July        32.34     July        29.00     July        38.70    July        33.35
August         18.38    August      28.91     August      23.25     August      34.65    August      34.20
September      17.88    September   30.03     September   25.63     September   31.75    September   29.52
October        21.19    October     32.31     October     27.63     October     31.15    October     30.12
November       22.50    November    35.28     November    30.06     November    37.54    November    34.78
December       27.13    December    36.72     December    32.25     December    41.05    December    30.00

          The closing price on July 1, 2003 was $37.62.

                          THE TJX COMPANIES, INC. (TJX)

          The TJX Companies, Inc. is an off-price retailer of clothing and home fashions in the United States and worldwide. TJX operates under various trade names, including T.J. Maxx, Marshalls and A.J. Wright, in the United States, and Winners, a discount family clothing and home fashions chain in Canada. TJX also operates HomeGoods, a chain of discount home fashions stores in the United States, and T.K. Maxx, a chain of discount family clothing and home fashion stores in the United Kingdom, the Republic of Ireland and The Netherlands. During the fiscal year ended January 26, 2002, TJX launched a Canadian home fashions chain called HomeSense.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        8.47     January     14.78     January     8.16      January     15.50    January     20.67     January    18.36
February       9.72     February    14.28     February    7.97      February    15.29    February    18.99     February   16.07
March          11.39    March       17.00     March       11.09     March       16.00    March       20.01     March      17.60
April          11.06    April       16.66     April       9.59      April       15.67    April       21.79     April      19.25
May            11.69    May         15.00     May         10.81     May         16.73    May         21.09     May        18.20
June           12.06    June        16.66     June        9.38      June        15.94    June        19.61     June       18.84
July           11.75    July        16.53     July        8.38      July        17.01    July        17.73
August         11.16    August      14.44     August      9.41      August      17.55    August      19.78
September      8.91     September   14.03     September   11.25     September   16.45    September   17.00
October        9.47     October     13.56     October     13.63     October     16.90    October     20.52
November       12.81    November    13.09     November    12.81     November    18.85    November    19.57
December       14.50    December    10.22     December    13.88     December    19.93    December    19.52

          The closing price on July 1, 2003 was $18.65.


                               WALGREEN CO. (WAG)

          Walgreen Co. is a drugstore chain that has stores throughout the United States and Puerto Rico. Walgreen's drugstores are engaged in the retail sale of prescription and non-prescription drugs, and carry additional product lines such as general merchandise, cosmetics, toiletries, household items, food and beverages. Customer prescription purchases can be made at Walgreen's drugstores as well as through the mail, telephone and the Walgreen's Web site. Walgreen drugstores sell independent brand name products purchased from domestic and foreign suppliers as well as products marketed under Walgreen's own various trade names.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        16.56    January     31.25     January     27.94     January     40.94    January     36.28    January    29.00
February       18.34    February    32.00     February    25.81     February    44.32    February    40.24    February   28.14
March          17.63    March       28.25     March       25.75     March       40.80    March       39.19    March      29.48
April          17.25    April       26.88     April       28.13     April       42.78    April       37.77    April      30.86
May            17.59    May         23.25     May         28.38     May         40.19    May         38.26    May        30.79
June           20.66    June        29.38     June        32.19     June        34.46    June        38.63    June       30.10
July           21.59    July        28.31     July        31.19     July        33.70    July        35.33
August         19.19    August      23.19     August      32.88     August      34.35    August      34.75
September      22.03    September   25.38     September   37.94     September   34.43    September   30.76
October        24.34    October     25.19     October     45.63     October     32.38    October     33.75
November       26.94    November    29.13     November    44.56     November    33.00    November    28.79
December       29.28    December    29.25     December    41.81     December    33.66    December    29.19

          The closing price on July 1, 2003 was $30.23.

                           WAL-MART STORES, INC. (WMT)

          Wal-Mart Stores, Inc. operates retail stores, which serve customers primarily through the operation of Wal-Mart discount stores, Wal-Mart Supercenters and Sam's Clubs stores. The Wal-Mart discount stores and Wal-Mart Supercenters offer a wide variety of merchandise, including clothing, household and sporting goods and groceries. Wal-Mart stores sell name-brand merchandise and merchandise sold under Wal-Mart's own brands. Sam's Clubs are warehouse stores, accessible by membership only, that offer bulk-quantity brand name merchandise and grocery items. Wal-Mart has operations in Argentina, Brazil, Canada, Germany, Korea, Mexico, Puerto Rico, The United Kingdom, China, Japan and throughout the United States.

               Closing              Closing               Closing               Closing              Closing              Closing
    1998        Price      1999      Price       2000      Price       2001      Price      2002      Price      2003      Price
    ----       -------     ----     -------      ----     -------      ----     -------     ----     -------     ----     -------
January        19.91    January     43.00     January     54.75     January     56.80    January     59.98     January    47.80
February       23.16    February    43.06     February    48.88     February    50.09    February    62.01     February   48.06
March          25.41    March       46.09     March       56.50     March       50.50    March       61.30     March      52.03
April          25.28    April       46.00     April       55.38     April       51.74    April       55.86     April      56.32
May            27.56    May         42.63     May         58.00     May         51.75    May         54.10     May        52.61
June           30.38    June        48.25     June        57.63     June        48.80    June        55.01     June       53.67
July           31.56    July        42.25     July        54.94     July        55.90    July        49.18
August         29.50    August      44.31     August      47.44     August      48.05    August      53.48
September      27.31    September   47.56     September   48.13     September   49.50    September   49.24
October        34.53    October     56.69     October     45.38     October     51.40    October     53.55
November       37.66    November    57.50     November    52.19     November    55.15    November    53.90
December       40.72    December    69.13     December    53.13     December    57.55    December    50.51

          The closing price on July 1, 2003 was $54.35.

================================================================================













                                [GRAPHIC OMITTED]

                        1,000,000,000 Depositary Receipts

                              Retail HOLDRSM Trust

                               -------------------

                               P R O S P E C T U S

                               -------------------





                                  July 3, 2003









================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

          The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

          See Exhibit Index.

Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933.

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on July 3, 2003.

                              Merrill Lynch, Pierce, Fenner & Smith Incorporated

                              By:                       *
                                  ----------------------------------------------
                                  Name:  John J. Fosina
                                  Title: Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated below on July 3, 2003.

                Signature                                Title
                ---------                                -----

                    *                        Co. Chief Executive Officer,
----------------------------------------     Co. Chairman of the Board and Director
             James P. Gorman


                    *                        Co. Chief Executive Officer,
----------------------------------------     Co. Chairman of the Board and Director
            Arshad R. Zakaria


                    *
----------------------------------------     Director
            Carlos M. Morales


                    *
----------------------------------------     Chief Financial Officer
             John J. Fosina


                    *
----------------------------------------     Controller
            Dominic A. Carone


           /s/ Mitchell M. Cox               Attorney-in-Fact
*By: ------------------------------------
               Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and exhibits thereto, form of Depositary Trust Agreement, form of HOLDRS and form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on February 13, 2001 as part of the registration statement filed on form S-1 for Retail HOLDRS.

*5.1 Opinion of Shearman & Sterling regarding the validity of the Retail HOLDRS receipts, filed on February 9, 2001 as part of the registration statement filed on form S-1 for Retail HOLDRS.

*8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on February 9, 2001 as part of the registration statement filed on form S-1 for Retail HOLDRS.

*24.1 Power of Attorney (included in Part II of Registration Statement), filed on January 30, 2001 as part of the registration statement filed on form S-1 for Retail HOLDRS.

*24.2 Power of Attorney of John J. Fosina, George A. Schieren, E. Stanley O'Neal, Thomas H. Patrick and Dominic A. Carone.

 24.3 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

_______________
*  Previously filed